UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Peachtree Street, Ste. 688, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation of Principal Executive Officer

As reported by Oxford Industries, Inc. in a Form 8-K filed on October 9, 2012, the company’s board of directors is promoting Mr. Thomas C. Chubb III, the company’s current president and also a member of its board of directors, to serve as the company’s chief executive officer, effective January 1, 2013.

In connection with Mr. Chubb’s promotion, on December 10, 2012, the nominating, compensation & governance committee (the “compensation committee”) of the company’s board of directors approved an increase in Mr. Chubb’s base salary, from $600,000 per year to $725,000 per year, effective January 1, 2013.  The compensation committee expects to review the overall terms of Mr. Chubb’s compensation, including short-term incentive compensation and equity incentive compensation opportunities, at the time of its annual review of executive officer compensation in the Spring of 2013 following the conclusion of the company’s current fiscal year ending February 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

December 12, 2012		/s/ Thomas E. Campbell
	Name:	Thomas E. Campbell
	Title:	Senior Vice President-Law and Administration, General Counsel and Secretary